Exhibit 99.2

HF Sinclair Announces Pricing Terms of Cash Tender Offer of Debt Securities

DALLAS, January 24, 2025 – HF Sinclair Corporation (NYSE: DINO) (the “Corporation”) today announced the pricing terms for the previously announced cash tender offer (the “Tender Offer”) to purchase the outstanding notes (collectively, the “Notes” and each a “Series” of Notes) listed in the table below. All other terms and conditions of the Tender Offer remain unchanged and are described in the Offer to Purchase dated January 8, 2025, as amended on January 8, 2025 (the “Offer to Purchase”). The Financing Condition for the Tender Offer as described in the Offer to Purchase has been satisfied. Capitalized terms used in this press release and not defined herein have the meanings given to them in the Offer to Purchase.

The applicable total consideration to be paid in the Tender Offer for each Series of Notes accepted for purchase was determined by reference to the applicable fixed spread specified for such Series of Notes over the yield (the “Reference Yield”) based on the bid-side price of the applicable U.S. Treasury Securities set forth in the table below (the “Total Tender Offer Consideration”). The Reference Yields listed in the table below were determined (pursuant to the Offer to Purchase) at 10:00 a.m., New York City time, today, January 24, 2025, by the Lead Dealer Managers. The applicable Total Tender Offer Consideration for each Series of Notes includes an Early Tender Premium (as defined in the Offer to Purchase) of $30 per $1,000 principal amount of Notes accepted for purchase by the Corporation.

The following table sets forth the aggregate principal amounts of each Series of Notes that the Corporation has accepted for purchase and pricing information for the Tender Offer:

Title of Security	CUSIP(1)	Issuer	Aggregate Principal Amount Outstanding Prior to the Tender Offer	Reference U.S. Treasury Security	Reference Yield	Fixed Spread (basis points) (2)	Aggregate Principal Amount Tendered as of the Early Tender Deadline (3)	Aggregate Principal Amount Accepted for Purchase	Final Proration Factor (4)	Total Tender Offer Consideration (5)
6.375% Senior Notes due 2027 (the “2027 Notes”)	403949 AK6 U4322C AD5 403949 AP5	HF Sinclair	$399,875,000	2.625% U.S.T. due 4/15/25	4.432%	50	$361,067,000	$150,000,000	41.5%	$1,018.64
5.875% Senior Notes due 2026	403949 AF7 U4322C AB9 403949 AB6	HF Sinclair	$797,100,000	4.250% U.S.T. due 12/31/25	4.256%	50	$448,090,000	$448,090,000	100%	$1,010.01
5.875% Senior Notes due 2026	436106AA6	Holly Frontier	$202,900,000	4.250% U.S.T. due 12/31/25	4.256%	50	$48,496,000	$48,496,000	100%	$1,010.01

(1)

No representation is made as to the correctness or accuracy of the CUSIP numbers listed in this Offer to Purchase or printed on the Notes. They are provided solely for the convenience of Holders of the Notes.

(2)	Includes the Early Tender Premium of $30 per $1,000 principal amount of Notes for each Series.
(3)	As reported by D.F. King & Co., Inc., the tender and information agent for the Tender Offer.
(4)	The final proration factor has been rounded to the nearest tenth of a percentage point for presentation purposes.
(5)

Payable for each $1,000 principal amount of applicable Notes validly tendered at or prior to the Early Tender Deadline and accepted for purchase by the Corporation and includes the Early Tender Premium. In addition, Holders whose Notes are accepted will also receive interest on such Notes accrued to the applicable settlement date.

The Corporation expects to accept for payment Notes validly tendered and not validly withdrawn as shown in the table above on January 28, 2025 (the “Early Settlement Date”). Because the total aggregate principal amount of the 2027 Notes validly tendered prior to the Early Tender Deadline exceeds the $150.0 million 2027 Notes Tender Cap, the Corporation does not expect to accept any further tenders of the 2027 Notes.

The Tender Offer will remain open until 5:00 p.m., New York City time, on February 7, 2025, unless extended or earlier terminated as described in the Offer to Purchase (such time and date, as it may be extended, the “Expiration Date”). Each Holder who validly tenders its Notes after the Early Tender Deadline will not be eligible to receive the Early Tender Premium of $30 per $1,000 principal amount of Notes. In accordance with the terms of the Offer to Purchase, the Corporation reserves the right to increase the Maximum Aggregate Purchase Price or otherwise amend the Tender Offer, subject to applicable law.

All payments for Notes tendered on or before the Early Tender Deadline that are purchased by the Corporation will also include accrued and unpaid interest on the principal amount of Notes tendered and accepted for purchase from the last interest payment date applicable to the relevant Series of Notes up to, but not including, the Early Settlement Date. Notes that have been validly tendered and not validly withdrawn at or before the Early Tender Deadline and are accepted in the Tender Offer will be purchased, retired and cancelled by the Corporation on the Early Settlement Date.

BofA Securities and Citigroup are the Lead Dealer Managers for the Tender Offer. D.F. King & Co., Inc. is the Tender Agent and Information Agent. Persons with questions regarding the Tender Offer should contact BofA Securities, Inc. at +1 (888) 292-0070 (toll-free) or +1 (980) 387-5602 (collect) or debt_advisory@bofa.com or Citigroup Global Markets Inc. at +1 (800) 558-3745 (toll free) or +1 (212) 723-6106 or ny.liabilitymanagement@citi.com. Questions regarding the tendering of Notes and requests for copies of the Offer to Purchase and related materials should be directed to D.F. King & Co., Inc. at (212) 269-5550 (for banks and brokers) or (800) 949-2583 (all others, toll-free) or email DINO@dfking.com.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Tender Offer is made only by the Offer to Purchase and the information in this press release is qualified by reference to the Offer to Purchase. There is no separate letter of transmittal in connection with the Offer to Purchase. None of the Corporation, the Corporation’s Board of Directors, the Lead Dealer Managers, the Tender Agent and Information Agent or the trustee with respect to any Notes is making any recommendation as to whether Holders should tender any Notes in response to the Tender Offer, and neither the Corporation nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

About HF Sinclair Corporation:

HF Sinclair Corporation, headquartered in Dallas, Texas, is an independent energy company that produces and markets high-value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and lubricants and other specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah. HF Sinclair provides petroleum product and crude oil transportation, terminalling, storage and throughput services to our refineries and the petroleum industry. HF Sinclair markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states and supplies high-quality fuels to more than 1,500 branded stations and licenses the use of the Sinclair brand at more than 300 additional locations throughout the country. HF Sinclair produces renewable diesel at two of its facilities in Wyoming and also at its facility in New Mexico. In addition, subsidiaries of HF Sinclair produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries.

FOR FURTHER INFORMATION, Contact:

Craig Biery, Vice President, Investor Relations

HF Sinclair Corporation

214-954-6510

Cautionary Statement Regarding Forward-Looking Statements:

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts, including those regarding the Tender Offer and the timing and outcome thereof, are “forward-looking statements” that involve certain risks and uncertainties that could cause actual outcomes and results to materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the ability to complete the offering, general market conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Corporation’s SEC filings. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.